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                                                                     Exhibit 4.3

                        ALL AMERICAN COMMUNICATIONS, INC.

                   10 7/8% SENIOR SUBORDINATED NOTES DUE 2001

                                   ----------

                               PURCHASE AGREEMENT


                                                                 October 4, 1996
Goldman, Sachs & Co.
Chase Securities Inc.
c/o Goldman, Sachs & Co.
333 South Grand Avenue
Los Angeles, California  90071

Ladies and Gentlemen:

         All American Communications, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $100,000,000 principal amount of the 10 7/8% Senior Subordinated Notes due 2001 specified above (the "Securities").

     1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

         (a) A preliminary offering circular, dated September 17, 1996 (the "Preliminary Offering Circular") and an offering circular, dated October 4, 1996 (the "Offering Circular") in each case including the international supplement thereto have been prepared in
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connection with the offering of the Securities. Any reference to the Preliminary
Offering Circular or the Offering Circular, as the case may be, shall be deemed to refer to and include, without limitation, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "10-K") the amendments thereto on Form 10-K/A dated April 29, 1996 and June 18, 1996 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, (the "10-Q") and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be (the "Exchange Reports"), and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include the Exchange Act Reports and any documents filed with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular, as the case may be, and prior to such specified date (the "Incorporated Documents"). The Incorporated Documents, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and included or will include at the time required to be filed all exhibits thereto (whether by incorporation by reference or otherwise) and all contracts and documents of a character required by the Commission to be filed as exhibits to such reports. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto and the Incorporated Documents did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

         (b) Neither the Company nor any of All American FDF Holdings, Inc., All American Television, Inc., All American Television Production, Inc., All American Entertainment, Inc., All American Fremantle International, Inc., All American Goodson, Inc., Fremantle (Deutschland) Fernsehproduktions GmbH, The Baywatch Production Company, The Baywatch Nights Production Company, The Malibu Branch Production Company, All American Music Group, Fremantle France Productions SARL, Mark Goodson Productions, LLC (collectively, the "Significant Subsidiaries") has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company and its subsidiaries, other than those changes set forth in the accountants letter delivered pursuant to Section 7(f) hereof, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the

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Company and its subsidiaries, in each case, otherwise than as set forth or contemplated in the Offering Circular;

         (c) The Company and its subsidiaries have good and marketable title in fee simple to each of the items of real property and good title to each of the items of personal property which are reflected in the latest audited financial statements included in the Offering Circular (except as disposed of after the date of such financial statements in the ordinary course of business) or are referred to in the Offering Circular as being owned by it and valid and enforceable leasehold interest in each of the items of real and personal property which are referred to in the Offering Circular as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Offering Circular and as would not, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

         (d) The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, with full corporate power and authority to own its properties and conduct its business as described in the Offering Circular and to execute, deliver and perform its obligations under this Agreement, the Indenture by and between the Company and the trustee named therein (the "Trustee") under which the Securities will be issued (the "Indenture"), the Securities, and the Registration Rights Agreement by and among the Company and the Purchasers, to be dated as of the Time of Delivery (as defined below) (the "Registration Rights Agreement") (collectively, the "Operative Documents"), and to consummate the transactions contemplated hereby and thereby, including, with respect to the Company, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein, and that Company and each of its subsidiaries has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except as would not, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

         (e) As of the date stated therein, the Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable with respect to any subsidiary incorporated or organized in a non-U.S. jurisdiction) and (except for (i) directors' qualifying shares,
(ii) with respect to Fremantle International, Inc., 1% of its outstanding common stock, (iii) with respect to Fremantle Hellas SA, a Greek corporation, 40% of its outstanding common stock, (iv) with respect to Fremantle Hellas EPE, a

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Greek corporation, 5% of its outstanding common stock and (v) Fremantle de
Espana, a Spanish corporation, 0.4% of its common stock) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than pursuant to or permitted by the Credit, Security, Guaranty and Pledge Agreement, dated as of April 13, 1995, by and between the Company, the guarantors named therein and the lenders named therein (as amended, including each instrument pursuant to which obligations thereunder are deferred, extended, renewed, replaced, refunded or refinanced, the "Bank Credit Agreement"); the Company has no direct or indirect subsidiaries as of the date hereof except as set forth in the Incorporated Documents, including the exhibits thereto; and except as set forth in the Offering Circular and the Incorporated Documents, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries, other than (i) pursuant to or as contemplated by the Bank Credit Agreement and (ii) liens incurred in the ordinary course of business;

         (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture and authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, receivership, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto, and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, receivership, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (g) The Registration Rights Agreement in substantially the form previously delivered to you, has been duly authorized by the Company and, when duly executed and delivered by the Company and by you will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, receivership, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto; pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) the registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), as provided in Section 5(l) hereof, relating to another series of debt securities of the Company with terms identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer"), and (ii) to the extent required by the Registration Rights Agreement, a

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shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Securities, and to use its best efforts to cause such Registration Statements to be declared effective; the Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Securities will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, receivership, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto;

         (h) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company;

         (i) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

         (j) Prior to the date hereof, none of the Company or any of its subsidiaries or any of their respective officers and directors or, to the best knowledge of the Company, any person acting on its on or their behalf, has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

         (k) The issue and sale of the Securities, the issue of the Exchange Securities in the Exchange Offer, and the compliance by the Company with all of the provisions of the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require a consent under, or result in the imposition or creation of (or the obligation to create or impose) a lien or an acceleration of indebtedness pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Exchange Securities in the Exchange

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Offer, or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Securities, the Exchange Securities and the Registration Rights Agreement, except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act pursuant to
Section 5(l) hereof, the filing of a notice on Form D by the Company with the Commission pursuant to Section 5(h) hereof, such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and the issue of the Exchange Securities in the Exchange Offer and, in connection with the Exchange Offer, qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

         (l) Neither the Company nor any of its subsidiaries is (i) in any violation of the provisions of its certificate of incorporation or bylaws or, in the case of a limited liability company, its operating agreement or any other organizational document; (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets, except as would not with respect to the matters identified in clauses (ii) and
(iii) of this paragraph, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and there exists no condition that, with notice or the lapse of time, or both, would constitute any such default under any such document or instrument, except as would not, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

         (m) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, under the captions "Notice to Investors," "Certain United States Federal Tax Considerations for Non-United States Holders" and "Offer and Resale," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

         (n) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which have a reasonable likelihood of being determined adversely to the Company or any of its subsidiaries, and which, if so determined, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, would interfere with or adversely affect the issuance and sale of the Securities, the issue of the Exchange Securities and consummation of the Exchange Offer or would affect the validity of any Operative Document, and, to the best of the

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Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (o) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

         (p) The Company is subject to Section 13 or 15(d) of the Exchange Act;

         (q) The Company is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

         (r) Neither the Company, its subsidiaries, their respective officers and directors, nor, to the best knowledge of the Company, any other person acting on its or their behalf other than the Purchasers, has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act ("Regulation S") and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of Regulation S;

         (s) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

         (t) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (u) Ernst & Young LLP and Price Waterhouse, LLP, each of whom have certified certain financial statements and/or certain financial data of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

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         (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

         (w) To the best of knowledge of the Company, neither the Company nor any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, except as would not, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

         (x) Except as would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, (i) the Company and each of its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, foreign, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in its business currently conducted by it in the manner described in the Offering Circular, (ii) all such Authorizations are valid and in full force and effect and (iii) the Company and each of its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

         (y) The Company and each of its subsidiaries owns or possesses or has the enforceable right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, performing rights and literary, dramatic, musical, artistic, personal, private or contract rights (collectively, the "Intellectual Property") presently employed by them in connection with, and material, individually or in the aggregate, to the operation of the businesses now operated by them and as described in the Offering Circular, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which has a reasonable likelihood of resulting in an unfavorable decision, ruling or finding, which, individually or in the aggregate, would result in a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole. To the best knowledge of the Company, the use of such

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Intellectual Property in connection with the business and operations of the
Company and its subsidiaries does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

         (z) The Company and each of its subsidiaries maintains insurance covering its respective properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Time of Delivery (as defined);

         (aa) Except as described in the Offering Circular and the Incorporated Documents, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand the Company register under the Securities Act or analogous foreign laws and regulations securities held by them (other than pursuant to (1) the Registration Rights Agreement, (2) the Registration Rights Agreement dated August 3, 1994 by and between the Company and The Interpublic Group of Companies, Inc., (3) the Shareholders Agreement dated February 25, 1991 among the Company and the other parties thereto, and (4) the Registration Rights Agreement dated February 8, 1993 by and between the Company and The Bank of New
York);

         (bb) To the best knowledge of the Company, on the date hereof and upon the issuance of the Securities, the present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, exceeds or will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of the Company and its subsidiaries as they become absolute and matured and the assets of the Company and its subsidiaries, taken as a whole, do not and will not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature. The Company does not intend to permit any of its subsidiaries to incur debts beyond their respective ability to pay such debts as they mature (other than with respect to the guarantees by any such subsidiaries of the Company's obligation under the Bank Credit Agreement);

         (cc) Each certificate signed by any officer of the Company and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company to each Purchaser as to the matters covered thereby;

         (dd) The sale of the Securities in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

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         The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel to the Company and counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from October 11, 1996 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

     3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular. Each Purchaser hereby represents and warrants to, and agrees with the Company that:

         (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A, (ii) institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or, (iii) upon the terms and conditions set forth in Annex I to this Agreement;

         (b) It is an Institutional Accredited Investor;

         (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act;

         (d) The sale of Securities in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

         (e) Such Purchaser also understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to such Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

Terms used in this Section 3 that have meanings assigned to them in Regulation S are used herein as so defined.

     4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian; provided, however, that such Securities, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior to notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be

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delivered in definitive certificated form. The Company will deliver the
Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of immediately available funds to the account of the Company, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"), or in the case of Securities in definitive certificated form, at the offices of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on October __ , 1996 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents reasonably requested by the Purchasers pursuant to Section 7(k) hereof, will be delivered at such time and date at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.


     5.  The Company agrees with each of the Purchasers:

         (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) To furnish the Purchasers with five copies of the Offering Circular and each amendment or supplement thereto with copies of the independent accountants' report(s) in the Offering Circular, and copies of any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of (i) consummation of the Exchange Offer and (ii) expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

         (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities (except as contemplated by the Registration Rights Agreement and the Exchange Offer), including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities without the prior written consent of Goldman, Sachs & Co., which consent shall not be unreasonably withheld;

         (e) Not to be or become, at any time prior to the expiration of the earlier of (i) three years after the Time of Delivery or (ii) the date on which none of the Securities are Transfer Restricted Securities (as defined below), an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act. For the purposes of this Section 5(e), "Transfer Restricted Subsidiaries" shall mean each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been disposed of in accordance with a shelf registration statement pursuant to the Registration Rights Agreement, (c) the date on which such Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the exchange offer registration statement (including delivery of the prospectus contained therein) pursuant to the Registration Rights Agreement or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act;

         (f) As long as the Securities are outstanding, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

         (g) If requested by you, to use its best efforts to cause such Designated Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

         (h) To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Securities Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Securities Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

         (i) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (which may be in the form of an annual report on form 10-K or a quarterly report on form 10-Q as prescribed by the SEC);

         (j) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed (on a non-confidential basis) with the Commission or any securities exchange on which the Securities, or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

         (k) During the period of three years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 under the Securities Act that have been reacquired by any of them, without the prior written consent of Goldman, Sachs & Co., which consent shall not be unreasonably withheld;

         (l) Pursuant to the Registration Rights Agreement, the Company shall file and use its best efforts to cause to be declared or become effective under the Securities Act (i) on or prior to 120 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of the Exchange Securities, and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act and (ii) at the time and to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Securities;

         (m) To comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer;

         (n) To advise the Purchasers promptly and, if requested by any of the Purchasers, confirm such advice in writing of the issuance by any state or foreign securities commission of any stop order suspending the qualification or exemption of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state or foreign securities commission or other regulatory authority, and to use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state or foreign securities or Blue Sky laws, and if, at any time, any state or foreign securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state or foreign securities or Blue Sky laws, to use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (o) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds"; and

         (p) Upon original issuance thereof by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the legend set forth in the Offering Circular under the caption "Notice to Investors."

     6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state and foreign securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (not to exceed $15,000); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities;
(vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; (viii) all fees and expenses payable to DTC in connection with approval of the Securities by DTC for "book-entry" transfer; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as expressly provided in this Section, and Sections 8 and 10 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel (other than as set forth in clause
(iii) above), transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and Latham & Watkins shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (b) Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in the form of Annex II hereto;

         (c) Paul A. Pavlis, General Counsel of the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in the form of Annex III hereto;

         (d) Foreign counsel, for each of the Company's Significant Subsidiaries the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in the form of Annex IV hereto;

         (e) On the date of the Offering Circular prior to the execution of this Agreement, Ernst & Young, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex V hereto;

         (f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Price Waterhouse, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form or substance satisfactory to you, to the effect set forth in Annex VI hereto;

         (g) On the date of the Offering Circular prior to the execution of this Agreement, Coopers & Lybrand, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form or substance satisfactory to you, to the effect set forth in Annex VII hereto;

         (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

         (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

         (j) The Securities have been designated for trading on PORTAL;

         (k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (h) of this Section and as to such other matters as you may reasonably request;

         (l) No stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction referred to in
Section 5(b) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened;

         (m) No action shall have been taken and no statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets which would, as of the Time of Delivery, prevent the issuance of any of the Securities, the Exchange Securities or consummation of the Exchange Offer; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Time of Delivery which would prevent the issuance of the Securities, the Exchange Securities or consummation of the Exchange Offer. No action, suit or proceeding shall be pending against or affecting or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official has a reasonable likelihood of being determined adversely to the Company or any of its subsidiaries, which, if so determined, would prohibit, interfere with or adversely affect the issuance or sale of the Securities or would have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, or in any manner draw into question the validity of this Agreement or the other Operative

Documents; and no stop order preventing the use of the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued;

         (n) The Company shall have entered into the Registration Rights Agreement and you shall have received executed counterparts thereof;

         (o) The Company and the Trustee shall have entered into the Indenture and you shall have received executed counterparts thereof; and

         (p) The Company shall have received a consent and/or waiver from the requisite lenders under the Bank Credit Agreement, reasonably satisfactory to the Purchasers, to the effect that the issuance and sale of the Securities and the Exchange Securities and the use of proceeds contemplated hereby will not result in a "default," or an event which with notice or passage of time or both would result in an "event of default" (as each such term is used in the Bank Credit Agreement) under the Bank Credit Agreement in effect as of the Time of Delivery.

         All opinions, certificates, letters and other documents required to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Purchasers or in conformity herewith. The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and other documents as the Purchasers shall reasonably request.

     8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price received by such Purchaser with respect to the sale of the Securities exceeds the amount paid by such Purchaser for such Securities. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         (d) The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     10. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities (except that in the case of a termination by the Purchasers pursuant to Section 7(i) hereof such expenses shall not exceed $250,000), but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     11. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     13. Time shall be of the essence of this Agreement.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Purchasers plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement Among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.


                                              Very truly yours,

                                              All American Communications, Inc.



                                              By: /s/ Thomas Bradshaw
                                                  ------------------------------
                                                  Name:  Thomas Bradshaw
                                                  Title: Chief Financial Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.
Chase Securities Inc.

      By Goldman, Sachs & Co.



      By: /s/ Goldman, Sachs & Co.
          -----------------------------------
               (Goldman, Sachs & Co.)

         On behalf of each of the Purchasers

                                   SCHEDULE I



                                                                   PRINCIPAL
                                                                   AMOUNT OF
                                                                 SECURITIES TO
PURCHASER                                                        BE PURCHASED
---------                                                        -------------
Goldman, Sachs & Co. ................................            $ 75,000,000
Chase Securities Inc. ...............................              25,000,000
                                                                 ------------
Total ...............................................            $100,000,000
                                                                 ============

                                  SCHEDULE II

List of Exhibits

Annex I   -   Terms and Conditions of Sales under Regulation S under the
              Securities Act.

Annex II  -   Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP Referred
              to in Section 7(b).

Annex III -   Opinion of Paul A. Pavlis Referred to in Section 7(c).

Annex IV  -   Opinion of Foreign Counsel Referred to in Section 7(d).

Annex V   -   Form of Letter of Ernst & Young LLP.

Annex VI  -   Form of Letter of Price Waterhouse LLP.

Annex VII -   Form of Letter of Coopers & Lybrand, LLP.